UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Forgent Power Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	39-3386651
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11500 Dayton Parkway Dayton, Minnesota	55369
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, par value $0.00001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-292632

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class A common stock, $0.00001 par value per share, of Forgent Power Solutions, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (File. No. 333-292632) initially filed with the Securities and Exchange Commission (the “SEC”) on January 9, 2026, including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is incorporated by reference herein. In addition, any prospectus subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORGENT POWER SOLUTIONS, INC.

Date: February 5, 2026	By:	/s/ Gary J. Niederpruem
		Name:	Gary J. Niederpruem
		Title:	Chief Executive Officer